UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  June 11, 2026

DLH Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-18492	22-1899798
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)
3565 Piedmont Road, NE, Building 3, Suite 700
Atlanta, GA 30305
(Address of Principal Executive Offices, and Zip Code)

(770) 554-3545
Registrant's Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DLHC	Nasdaq	Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 11, 2026, DLH Holdings Corp. (the “Company” or “DLH”) and its direct, wholly owned subsidiaries (collectively, the “Borrowers”), entered into the Second Amendment (the “Second Amendment”) to the Second Amended and Restated Credit Agreement dated December 8, 2022 (the “Secured Credit Agreement” and, as amended by the Second Amendment, the “Amended Credit Agreement”) by and among the Borrowers, First National Bank of Pennsylvania, as administrative agent (the “Administrative Agent”), F.N.B. Capital Markets (as a Joint Lead Arranger), Manufacturers and Traders Trust Company and Atlantic Union Bank (as Joint Lead Arrangers), and certain other lenders (collectively, the “Lenders”) party to such Secured Credit Agreement. The Secured Credit Agreement provides for an aggregate credit commitment consisting of a syndicated term loan originally in the amount of $190,000,000 and a revolving credit facility of up to $50,000,000, including a $10,000,000 swingline sublimit.

Pursuant to the Second Amendment, the Borrowers and the Lenders agreed to amend the Secured Credit Agreement to modify the definition of Consolidated EBITDA and Total Funded Debt, and adjust certain financial covenants set forth therein. In the Amended Credit Agreement, the definition of Consolidated EBITDA was modified solely to (i) include the following amounts as additions to consolidated net income: losses, expenses, or non-cash charges arising from or related to the termination of the Company’s lease in Silver Spring, Maryland and cash restructuring charges, including termination costs, incurred during fiscal quarters ending in 2026; and (ii) add up to $3,000,000 of pro forma consolidated net income attributable to any material contract award entered into following the Second Amendment. Total Funded Debt was modified to exclude undrawn Letters of Credit derived from the Company’s contracts with the VA's Consolidated Mail Outpatient Pharmacy program.

The modifications to the financial covenants effect (i) an increase to the maximum threshold of the total leverage ratio to 5.0 to 1.0 for the fiscal quarter ending June 30, 2026 and to 5.5 to 1.0 for the fiscal quarter ending September 30, 2026 and (ii) a reduction of the minimum threshold on the fixed charge coverage ratio to at least 1.05 to 1.0 commencing with the fiscal quarter ending June 30, 2026 to the end of the fiscal quarter ending September 30, 2026. Further, the Second Amendment makes other technical amendments to certain provisions of the Secured Credit Agreement.

Other than the aforementioned changes, the Second Amendment does not modify any other material terms of the Secured Credit Agreement. As of the effective date of the Second Amendment, the principal amount of the secured senior loan has been amortized to $122,000,000. The Amended Credit Agreement remains collateralized by substantially all of the assets of the Company and its operating subsidiaries and includes the other terms, conditions, covenants and provisions of the Secured Credit Agreement. The foregoing description of the Second Amendment and the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Second Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Second Amendment and the Amended Credit Agreement is incorporated by reference herein. The foregoing does not constitute a complete summary of the terms of the Second Amendment and the Amended Credit Agreement, and reference is made to the disclosures contained in Item 1.01 hereof and the complete text of the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

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Exhibit Number	Exhibit Title or Description

10.1	Second Amendment dated June 11, 2026 to the Second Amended & Restated Credit Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/Zachary C. Parker

Name: Zachary C. Parker
Title: Chief Executive Officer
Date: June 17, 2026

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